SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2022

Date of Report (Date of Earliest Event Reported)

UNITED CAPITAL CONSULTANTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55741	81-4625084
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3210 East Coralbell Ave.

Mesa, AZ 95204

(Address of principal executive offices) (zip code)

480-666-4116

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	N/A	N/A

Special Note Regarding Forward-Looking Statements

This report contains forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. In some cases, forward-looking statements are identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect the Company’s current views respecting future events and are based on assumptions and subject to risks and uncertainties.

Also, forward-looking statements represent the Company’s estimates and assumptions only as of the date of this report. You should read this report and the documents that the Company references and files as exhibits to this report in their entirety and with the understanding that actual future results may be materially different from what the Company expects. Except as required by law, the Company assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available or other events occur in the future.

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Acquisition of Asian Solar Co. Ltd. Capital Stock

On August 31, 2022, United Capital Consultants, Inc. (“UCC”) entered into a Stock Purchase Agreement (the “Agreement”) with Asian Solar Co. Ltd., a company organized under the laws of Thailand (“Asian Solar”) and Pramual Buddha, an individual and affiliate of the Asian Solar (“Seller”), pursuant to which UCC shall acquire a total of One Million (1,000,000) shares of the capital stock of Asian Solar (the “Shares”), constituting a Ten Percent (10%) equity stake in Asian Solar as calculated on a post-transaction fully-diluted basis. In exchange, UCC shall pay to Seller a cash payment in the amount of Fifty Thousand USD ($50,000) and issue to Seller Twelve Thousand (12,000) restricted shares of its common stock. In addition, Seller shall grant to UCC an option to purchase an additional Three Million Five Hundred Thousand (3,500,000) shares of the capital stock of Asian Solar (the “Additional Shares”), constituting an additional Thirty Five Percent (35%) equity stake in Asian Solar as calculated on a post-transaction fully-diluted basis. Upon exercise of such option to acquire such Additional Shares and conditioned upon compliance with applicable law, UCC shall pay to Seller a cash payment equal to Two Hundred Thousand USD ($200,000) and shall issue to Seller Thirty-Seven Thousand (37,000) restricted shares of its common stock.

Asian Solar is engaged in Solar Engineering, Procurement, and Construction (EPC) and the execution of Solar Power Purchase Agreements (PPA). Asian Solar currently has a 3 Megawatt (MW) solar farm under construction with a government university as an off-taker and has a pipeline of approximately 50 Megawatt (MW) of solar projects for government universities and hospitals as well as other investment grade off-takers throughout Thailand.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission.

10.1*	Stock Purchase Agreement between United Capital Consultants, Inc., Asian Solar Co. Ltd. and Pramual Buddha

*   Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 31, 2022

UNITED CAPITAL CONSULTANTS, INC.

By: /s/ Clayton Patterson

Clayton Patterson

President